Exhibit 99.1

Infinera Corporation Reports Second Quarter 2022 Financial Results

San Jose, Calif., July 28, 2022 - Infinera Corporation (NASDAQ: INFN) today released financial results for its second quarter ended June 25, 2022.
GAAP revenue for the quarter was $358.0 million compared to $338.9 million in the first quarter of 2022 and $338.2 million in the second quarter of 2021.
GAAP gross margin for the quarter was 30.5% compared to 32.9% in the first quarter of 2022 and 35.6% in the second quarter of 2021. GAAP operating margin for the quarter was (11.1)% compared to (10.8)% in the first quarter of 2022 and (6.9)% in the second quarter of 2021.
GAAP net loss for the quarter was $(55.7) million, or $(0.26) per share, compared to $(41.9) million, or $(0.20) per share, in the first quarter of 2022, and $(35.6) million, or $(0.17) per share, in the second quarter of 2021.
Non-GAAP gross margin for the quarter was 36.1% compared to 36.2% in the first quarter of 2022 and 37.7% in the second quarter of 2021. Non-GAAP operating margin for the quarter was 0.4% compared to (1.0)% in the first quarter of 2022 and 0.8% in the second quarter of 2021.
Non-GAAP net loss for the quarter was $(10.1) million, or $(0.05) per share, compared to net loss of $(14.0) million, or $(0.07) per share, in the first quarter of 2022, and $(6.0) million, or $(0.03) per share, in the second quarter of 2021.
A further explanation of the use of non-GAAP financial information and a reconciliation of each of the non-GAAP financial measures to the most directly comparable GAAP financial measure can be found at the end of this press release.
Infinera CEO David Heard said, “Our second quarter results were encouraging in a challenging environment, with revenue beating the midpoint of our outlook range, non-GAAP operating margin at the upper end of the range, and non-GAAP gross margin near the midpoint of the range due to higher supply chain costs. Strong demand resulted in greater than 80% year-over-year growth in total backlog, which includes product backlog growth exceeding 100%, and a quarterly book-to-bill ratio above 1."
“We are executing well against our 8x4x1 strategy as we scale ICE6 globally, expand our metro footprint, and prepare to bring our pluggables business online, all while planning to deliver continued growth and margin expansion in the second half of 2022. The timing of our refreshed portfolio allows us to take advantage of the accelerated shift to open architectures and our customers’ growing requirement to bring on new vendors to improve their supply chain resilience.”
Financial Outlook
Infinera's outlook for the quarter ending September 24, 2022 is as follows:
•Revenue is expected to be $380 million +/- $20 million.
•GAAP gross margin is expected to be 36.0% +/- 150 bps. Non-GAAP gross margin is expected to be 38.0% +/- 150 bps.
•GAAP operating expenses are expected to be $151 million +/- $2 million. Non-GAAP operating expenses are expected to be $133 million +/- $2 million.
•GAAP operating margin is expected to be (4.0)% +/- 300 bps. Non-GAAP operating margin is expected to be 3.0% +/- 300 bps.
Second Quarter 2022 Investor Slides Available Online
Investor slides reviewing Infinera's second quarter of 2022 financial results will be furnished to the Securities and Exchange Commission (SEC) on a Current Report on Form 8-K and published on Infinera's Investor Relations website at investors.infinera.com prior to the second quarter of 2022 earnings conference call. Analysts and investors are encouraged to review these slides prior to participating in the conference call webcast. A copy of this press release can be found at investors.infinera.com.

Conference Call Information
Infinera will host a conference call for analysts and investors to discuss its results for the second quarter of 2022 and its outlook for the third quarter of 2022 today at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). Interested parties may register for the conference call at https://conferencingportals.com/event/PUIteabr. A live webcast of the conference call will also be accessible from the Events section of Infinera’s website at investors.infinera.com. Replay of the audio webcast will be available at investors.infinera.com approximately two hours after the end of the live call.

Contacts:
Media: Anna Vue Tel. +1 (916) 595-8157 avue@infinera.com	Investors: Amitabh Passi, Head of Investor Relations Tel. +1 (669) 295-1489 apassi@infinera.com
About Infinera
Infinera is a global supplier of innovative open optical networking solutions that enable carriers, cloud operators, governments, and enterprises to scale network bandwidth, accelerate service innovation, and automate network operations. Infinera solutions deliver industry-leading economics and performance in long-haul, submarine, data center interconnect, and metro transport applications. To learn more about Infinera, visit www.infinera.com, follow us on Twitter and LinkedIn, and subscribe for updates. Infinera and the Infinera logo are registered trademarks of Infinera Corporation.
Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally relate to future events or Infinera's future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will," and "would" or the negative of these words or similar terms or expressions that concern Infinera's expectations, strategy, priorities, plans or intentions. Such forward-looking statements in this press release include, without limitation, Infinera’s future business plans, Infinera's future growth opportunities, and margin expansion, Infinera's ability to leverage market and customer trends for its business objectives, and Infinera's financial outlook for the third quarter of 2022. These forward-looking statements are based on estimates and information available to Infinera as of the date hereof and are not guarantees of future performance; actual results could differ materially from those stated or implied due to risks and uncertainties. The risks and uncertainties that could cause Infinera’s results to differ materially from those expressed or implied by such forward-looking statements include supply chain issues, including delays, shortages and increased costs, and Infinera's dependency on sole source, limited source or high-cost suppliers; the adverse impact inflation may have on Infinera by increasing costs beyond what it can recover through price increases; delays in the development, introduction or acceptance of new products or updates to existing products; fluctuations in demand, sales cycles and prices for products and services, including discounts given in response to competitive pricing pressures, as well as the timing of purchases by Infinera's key customers; aggressive business tactics by Infinera’s competitors and Infinera's ability to compete in a highly competitive market; the effect of the COVID-19 pandemic on Infinera’s business, results of operations, financial condition, stock price and personnel; produce performance problems; Infinera's ability to identify, attract and retain qualified personnel; the partial or complete loss of Infinera's manufacturing facilities, a reduction in yield of PICs or an inability to scale to meet customer demands; the effects of customer and supplier consolidation; Infinera’s ability to respond to rapid technological changes; failure to accurately forecast Infinera's manufacturing requirements or customer demand; Infinera’s future capital needs and its ability to generate the cash flow or otherwise secure the capital necessary to meet such capital needs; the effect of global and regional economic conditions on Infinera’s business, including effects on purchasing decisions by customers; risks and compliance obligations relating to Infinera's international operations as well as actions by the U.S. or foreign governments, including with respect to Russia's military operations in Ukraine; the effective tax rate of Infinera, which may increase or fluctuate; the impacts of foreign currency fluctuations; Infinera's ability to service its debt obligations and pursue its strategic plan; potential dilution from the issuance of additional shares of common stock in connection with the conversion of Infinera's convertible senior notes; Infinera’s ability to protect its intellectual property; claims by others that Infinera infringes on their intellectual property rights; security incidents, such as data breaches or cyber-attacks; Infinera's ability to comply with various rules and regulations, including with respect to export control and trade compliance, environmental, privacy and data protection matters; events that are outside of Infinera's control, such as natural disasters, human violence or other catastrophic events that could harm Infinera's operations; and other risks and uncertainties detailed in Infinera’s SEC filings from time to time. More information on potential factors that may impact Infinera’s business are set forth in Infinera's periodic reports filed with the SEC, including its Annual Report on Form 10-K for the year ended December 25, 2021, as filed with the SEC on February 23, 2022, and its Quarterly Report on Form 10-Q for the quarter ended March 26, 2022, as filed with the SEC on May 3, 2022, as well as subsequent reports filed with or furnished to the SEC from time to time. These reports are available on Infinera’s website at www.infinera.com and the SEC’s website at www.sec.gov. Infinera assumes no obligation to, and does not currently intend to, update any such forward-looking statements.
Use of Non-GAAP Financial Information
In addition to disclosing financial measures prepared in accordance with U.S. Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables contain certain non-GAAP financial measures that exclude in certain cases acquisition-related deferred revenue adjustment, stock-based compensation expenses, amortization of acquired intangible assets, acquisition and integration costs, restructuring and other related costs, inventory related charges, litigation charges, amortization of debt discount on Infinera’s convertible senior notes, foreign exchange (gains) losses, net, and income tax effects. For a description of these non-GAAP financial measures and a reconciliation to the most directly comparable GAAP financial measures, please see the table titled “GAAP to Non-GAAP Reconciliations” and related footnotes.
Infinera has included forward-looking non-GAAP information in this press release, including an estimate of certain non-GAAP financial measures for the third quarter of 2022 that exclude stock-based compensation expense, amortization of acquired intangible assets, and restructuring and other related costs. Please see the section titled “GAAP to Non-GAAP Reconciliation of Financial Outlook” below for specific adjustments.
Infinera believes these adjustments are appropriate to enhance an overall understanding of its underlying financial performance and also its prospects for the future and are considered by management for the purpose of making operational decisions. In addition, the non-GAAP financial measures presented in this press release are the primary indicators management uses as a basis for its planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for revenue, gross margin, operating expenses, operating margin, and net income (loss) prepared in accordance with GAAP. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and are subject to limitations.

Infinera Corporation
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 25, 2022	June 26, 2021	June 25, 2022	June 26, 2021
Revenue:
Product	$284,852	$257,441	$552,305	$511,602
Services	73,133	80,786	144,554	157,532
Total revenue	357,985	338,227	696,859	669,134
Cost of revenue:
Cost of product	204,122	172,053	387,009	337,538
Cost of services	38,421	41,446	76,380	84,706
Amortization of intangible assets	6,229	4,614	12,460	9,230
Restructuring and other related costs	13	(269)	163	245
Total cost of revenue	248,785	217,844	476,012	431,719
Gross profit	109,200	120,383	220,847	237,415
Operating expenses:
Research and development	78,635	73,934	152,046	147,463
Sales and marketing	35,329	33,782	71,153	66,554
General and administrative	30,150	32,197	58,040	58,703
Amortization of intangible assets	3,667	4,392	7,413	8,797
Acquisition and integration costs	—	—	—	614
Restructuring and other related costs	1,133	(674)	8,403	1,645
Total operating expenses	148,914	143,631	297,055	283,776
Loss from operations	(39,714)	(23,248)	(76,208)	(46,361)
Other income (expense), net:
Interest income	104	27	157	67
Interest expense	(7,252)	(12,017)	(12,244)	(23,860)
Other gain (loss), net	(3,520)	2,719	2,500	(9,676)
Total other income (expense), net	(10,668)	(9,271)	(9,587)	(33,469)
Loss before income taxes	(50,382)	(32,519)	(85,795)	(79,830)
Provision for income taxes	5,339	3,075	11,776	4,086
Net loss	$(55,721)	$(35,594)	$(97,571)	$(83,916)
Net loss per common share:
Basic	$(0.26)	$(0.17)	$(0.46)	$(0.41)
Diluted	$(0.26)	$(0.17)	$(0.46)	$(0.41)
Weighted average shares used in computing net loss per common share:
Basic	215,509	206,780	213,846	204,709
Diluted	215,509	206,780	213,846	204,709

Infinera Corporation
GAAP to Non-GAAP Reconciliations
(In thousands, except percentages)
(Unaudited)

	Three Months Ended						Six Months Ended
	June 25, 2022		March 26, 2022		June 26, 2021		June 25, 2022		June 26, 2021
Reconciliation of Revenue:
GAAP as reported	$357,985		$338,874		$338,227		$696,859		$669,134
Acquisition-related deferred revenue adjustment(1)	—		—		978		—		1,956
Non-GAAP as adjusted	$357,985		$338,874		$339,205		$696,859		$671,090

Reconciliation of Gross Profit and Gross Margin:
GAAP as reported	$109,200	30.5%	$111,647	32.9%	$120,383	35.6%	$220,847	31.7%	$237,415	35.5%
Acquisition-related deferred revenue adjustment(1)	—		—		978		—		1,956
Stock-based compensation expense(2)	2,594		1,889		2,130		4,483		3,926
Amortization of acquired intangible assets(3)	6,229		6,231		4,614		12,460		9,230
Restructuring and other related costs(5)	13		150		(269)		163		245
Inventory related charges(6)	11,045		2,667		—		13,712		—
Non-GAAP as adjusted	$129,081	36.1%	$122,584	36.2%	$127,836	37.7%	$251,665	36.1%	$252,772	37.7%

Reconciliation of Operating Expenses:
GAAP as reported	$148,914		$148,141		$143,631		$297,055		$283,776
Stock-based compensation expense(2)	15,189		11,050		11,809		26,239		20,987
Amortization of acquired intangible assets(3)	3,667		3,746		4,392		7,413		8,797
Acquisition and integration costs(4)	—		—		—		—		614
Restructuring and other related costs(5)	1,133		7,270		(674)		8,403		1,645
Litigation charges (7)	1,350		—		2,885		1,350		2,885
Non-GAAP as adjusted	$127,575		$126,075		$125,219		$253,650		$248,848

Reconciliation of Income/(Loss) from Operations and Operating Margin:
GAAP as reported	$(39,714)	(11.1)%	$(36,494)	(10.8)%	$(23,248)	(6.9)%	$(76,208)	(10.9)%	$(46,361)	(6.9)%
Acquisition-related deferred revenue adjustment(1)	—		—		978		—		1,956
Stock-based compensation expense(2)	17,783		12,939		13,939		30,722		24,913
Amortization of acquired intangible assets(3)	9,896		9,977		9,006		19,873		18,027
Acquisition and integration costs(4)	—		—		—		—		614
Restructuring and other related costs(5)	1,146		7,420		(943)		8,566		1,890
Inventory related charges(6)	11,045		2,667		—		13,712		—
Litigation charges (7)	1,350		—		2,885		1,350		2,885
Non-GAAP as adjusted	$1,506	0.4%	$(3,491)	(1.0)%	$2,617	0.8%	$(1,985)	(0.3)%	$3,924	0.6%

	Three Months Ended			Six Months Ended
	June 25, 2022	March 26, 2022	June 26, 2021	June 25, 2022	June 26, 2021
Reconciliation of Net Income/(Loss):
GAAP as reported	$(55,721)	$(41,850)	$(35,594)	$(97,571)	$(83,916)
Acquisition-related deferred revenue adjustment(1)	—	—	978	—	1,956
Stock-based compensation expense(2)	17,783	12,939	13,939	30,722	24,913
Amortization of acquired intangible assets(3)	9,896	9,977	9,006	19,873	18,027
Acquisition and integration costs(4)	—	—	—	—	614
Restructuring and other related costs(5)	1,146	7,420	(943)	8,566	1,890
Inventory related charges(6)	11,045	2,667	—	13,712	—
Litigation charges (7)	1,350	—	2,885	1,350	2,885
Amortization of debt discount on convertible senior notes(8)	—	—	7,259	—	14,342
Foreign exchange (gains) losses, net(9)	3,778	(5,589)	(3,382)	(1,811)	8,324
Income tax effects(10)	650	416	(152)	1,066	(505)
Non-GAAP as adjusted	$(10,073)	$(14,020)	$(6,004)	$(24,093)	$(11,470)

Reconciliation of Adjusted EBITDA (11):
Non-GAAP Net Income (Loss)	$(10,073)	$(14,020)	$(6,004)	$(24,093)	$(11,470)
Non-GAAP Interest expense	7,252	4,992	4,758	12,244	9,518
Non-GAAP Income tax effects	4,689	6,021	3,227	10,710	4,591
Non-GAAP Depreciation and Amortization	11,238	11,595	9,756	22,833	21,281
Non-GAAP as adjusted	$13,106	$8,588	$11,737	$21,694	$23,920

Net Income/(Loss) per Common Share - Basic and Diluted:
GAAP as reported	$(0.26)	$(0.20)	$(0.17)	$(0.46)	$(0.41)
Non-GAAP as adjusted	$(0.05)	$(0.07)	$(0.03)	$(0.11)	$(0.06)

Weighted Average Shares Used in Computing Net Income/(Loss) per Common Share:
Basic	215,509	212,182	206,780	213,846	204,709
Diluted(12)	215,509	212,182	206,780	213,846	204,709

(1)The non-GAAP adjustments were related to maintenance support contracts assumed in the acquisition of Coriant, and the revenue was recognized through fiscal year 2021 to eliminate the effect of the deferred revenue fair value adjustment.

(2)Stock-based compensation expense is calculated in accordance with the fair value recognition provisions of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation effective January 1, 2006. The following table summarizes the effects of stock-based compensation related to employees and non-employees (in thousands):

	Three Months Ended			Six Months Ended
	June 25, 2022	March 26, 2022	June 26, 2021	June 25, 2022	June 26, 2021
Cost of revenue	$2,594	$1,889	$2,130	$4,483	$3,926
Total cost of revenue	2,594	1,889	2,130	4,483	3,926
Research and development	6,652	4,841	5,071	11,493	9,368
Sales and marketing	4,047	2,767	2,811	6,814	6,010
General and administration	4,490	3,442	3,927	7,932	5,609
Total operating expenses	15,189	11,050	11,809	26,239	20,987
Total stock-based compensation expense	$17,783	$12,939	$13,939	$30,722	$24,913
(3)Amortization of acquired intangible assets consists of developed technology, trade names, customer relationships and backlog acquired in connection with the acquisition of Coriant. Amortization of acquired intangible assets also consists of amortization of developed technology and customer relationships acquired in connection with the acquisition of Transmode AB. GAAP accounting requires that acquired intangible assets are recorded at fair value and amortized over their useful lives. As this amortization is non-cash, Infinera has excluded it from its non-GAAP gross profit, operating expenses and net income measures. Management believes the amortization of acquired intangible assets is not indicative of ongoing operating performance and its exclusion provides a better indication of Infinera's underlying business performance.
(4)Acquisition and integration costs consisted of legal, financial, IT, manufacturing-related costs, employee-related costs and professional fees incurred in connection with the acquisition of Coriant.
(5)Restructuring and other related costs are primarily associated with Infinera's plan to restructure certain international research and development operations, the reduction of operating costs and the reduction of headcount. In addition, this includes accelerated amortization on operating lease right-of-use assets due to the cessation of use of certain facilities. Management has excluded the impact of these charges in arriving at Infinera's non-GAAP results as they are non-recurring in nature and its exclusion provides a better indication of Infinera's underlying business performance.
(6)Inventory related charges were incurred as a result of the exit from certain product lines in connection with restructuring initiatives. Management has excluded the impact of these charges in arriving at Infinera's non-GAAP results as they are non-recurring in nature and their exclusion provides a better indication of Infinera's underlying business performance.
(7)Litigation charges are associated with the settlement of litigation matters. Management has excluded the impact of this charge in arriving at Infinera's non-GAAP results because it is non-recurring, and management believes that this expense is not indicative of ongoing operating performance.
(8)Effective the first quarter of 2022, Infinera no longer recognizes interest expense for amortization of debt discount as a result of the adoption of new debt guidance.

(9)Foreign exchange (gains) and losses have been excluded from Infinera's non-GAAP results because management believes that this expense is not indicative of ongoing operating performance and its exclusion provides a better indication of Infinera's underlying business performance.
(10)The difference between the GAAP and non-GAAP tax provision is due to the net tax effects of the purchase accounting adjustments, acquisition-related costs and amortization of acquired intangible assets. Management believes the exclusion of these tax effects provides a better indication of Infinera's underlying business performance.
(11)Adjusted EBITDA is a non-GAAP supplemental measure of operating performance that does not represent and should not be considered an alternative to operating loss or cash flow from operations, as determined by GAAP. Infinera's adjusted EBITDA is calculated by excluding the above non-GAAP adjustments, interest expenses, income tax effects and depreciation and amortization expenses. Management believes that adjusted EBITDA is an important financial measure for use in evaluating Infinera's financial performance, as it measures the ability of our business operations to generate cash.
(12)The non-GAAP diluted shares include the potentially dilutive securities from Infinera's stock-based benefit plans and convertible senior notes excluded from the computation of dilutive net loss per share attributable to common stockholders on a GAAP basis because the effect would have been anti-dilutive. These potentially dilutive securities are added for the computation of diluted net income per share on a non-GAAP basis in periods when Infinera has net income on a non-GAAP basis as its inclusion provides a better indication of Infinera's underlying business performance.

Infinera Corporation
GAAP to Non-GAAP Reconciliations
(In thousands)
(Unaudited)

Free Cash Flow
We define free cash flow as net cash provided by (used in) operating activities in the period minus the purchase of property and equipment, net made in the period.
Free cash flow is considered a non-GAAP financial measure under the SEC’s rules. Management believes that free cash flow is an important financial measure for use in evaluating Infinera's financial performance, as it measures our ability to generate additional cash from our business operations. Free cash flow should be considered in addition to, rather than as a substitute for, net loss as a measure of our performance or net cash provided by (used in) operating activities as a measure of our liquidity. Additionally, our definition of free cash flow is limited and does not represent residual cash flows available for discretionary expenditures due to the fact that the measure does not deduct the payments required for debt service and other obligations. Therefore, we believe it is important to view free cash flow as supplemental to our entire statement of cash flows.

	Three Months Ended			Six Months Ended
	June 25, 2022	March 26, 2022	June 26, 2021	June 25, 2022	June 26, 2021
Net cash (used in) provided by operating activities	$(72,419)	$15,788	$21,304	$(56,631)	$39,934
Purchase of property and equipment, net	(10,667)	(16,059)	(14,068)	(26,726)	(25,789)
Free cash flow	$(83,086)	$(271)	$7,236	$(83,357)	$14,145

Infinera Corporation
Condensed Consolidated Balance Sheets
(In thousands, except par values)
(Unaudited)

	June 25, 2022	December 25, 2021
ASSETS
Current assets:
Cash	$130,856	$190,611
Short-term restricted cash	21,142	2,840
Accounts receivable, net	302,928	358,954
Inventory	309,602	291,367
Prepaid expenses and other current assets	161,480	147,989
Total current assets	926,008	991,761
Property, plant and equipment, net	157,665	160,218
Operating lease right-of-use assets	39,055	45,338
Intangible assets	65,832	86,574
Goodwill	237,246	255,788
Long-term restricted cash	3,184	9,070
Other long-term assets	39,810	38,475
Total assets	$1,468,800	$1,587,224
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$208,882	$216,404
Accrued expenses and other current liabilities	141,965	147,029
Accrued compensation and related benefits	68,549	88,021
Short-term debt, net	540	533
Accrued warranty	19,203	23,204
Deferred revenue	116,043	137,297
Total current liabilities	555,182	612,488
Long-term debt, net	640,076	476,789
Long-term accrued warranty	17,566	21,106
Long-term deferred revenue	29,130	31,612
Long-term deferred tax liability	2,115	2,364
Long-term operating lease liabilities	50,839	54,326
Other long-term liabilities	57,334	64,768
Stockholders’ equity:
Preferred stock, $0.001 par value Authorized shares – 25,000 and no shares issued and outstanding	—	—
Common stock, $0.001 par value Authorized shares - 500,000 as of June 25, 2022 and December 25, 2021 Issued and outstanding shares - 216,431 as of June 25, 2022 and 211,381 as of December 25, 2021	216	211
Additional paid-in capital	1,867,000	2,026,098
Accumulated other comprehensive loss	(29,537)	(4,496)
Accumulated deficit	(1,721,121)	(1,698,042)
Total stockholders' equity	116,558	323,771
Total liabilities and stockholders’ equity	$1,468,800	$1,587,224

Infinera Corporation
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Six Months Ended
	June 25, 2022	June 26, 2021
Cash Flows from Operating Activities:
Net loss	$(97,571)	$(83,916)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	42,706	39,308
Non-cash restructuring charges and other related costs	5,657	824
Amortization of debt discount and issuance costs	4,124	15,834
Operating lease expense	4,987	8,526
Stock-based compensation expense	30,722	24,913
Other, net	868	3,090
Changes in assets and liabilities:
Accounts receivable	50,396	36,293
Inventory	(22,225)	(6,120)
Prepaid expenses and other current assets	(31,934)	21,332
Accounts payable	2,120	(2,085)
Accrued expenses and other current liabilities	(24,335)	(3,754)
Deferred revenue	(22,146)	(14,311)
Net cash (used in) provided by operating activities	(56,631)	39,934
Cash Flows from Investing Activities:
Purchase of property and equipment, net	(26,726)	(25,789)
Net cash used in investing activities	(26,726)	(25,789)
Cash Flows from Financing Activities:
Proceeds from asset-based revolving line of credit	80,000	—
Repayment of asset-based revolving line of credit	(40,000)	(77,000)
Repayment of third-party manufacturing funding	—	(24,610)
Repayment of mortgage payable	(245)	(130)
Payment of debt issuance cost	(783)	—
Payment of term license obligation	(3,643)	(3,930)
Principal payments on finance lease obligations	(577)	(819)
Proceeds from issuance of common stock	8,875	9,344
Tax withholding paid on behalf of employees for net share settlement	(2,384)	(3,398)
Net cash provided by (used in) financing activities	41,243	(100,543)
Effect of exchange rate changes on cash and restricted cash	(5,225)	4,245
Net change in cash and restricted cash	(47,339)	(82,153)
Cash and restricted cash at beginning of period	202,521	315,383
Cash and restricted cash at end of period(1)	$155,182	$233,230

Infinera Corporation
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Six Months Ended
	June 25, 2022	June 26, 2021
Supplemental disclosures of cash flow information:
Cash paid for income taxes	$4,435	$13,162
Cash paid for interest	$7,995	$9,862
Supplemental schedule of non-cash investing and financing activities:
Unpaid debt issuance cost	$365	$—
Transfer of inventory to fixed assets	$3,705	$1,735
Unpaid term licenses (included in accounts payable, accrued liabilities and other long-term liabilities)	$7,343	$9,807

(1)     Reconciliation of cash and restricted cash to the condensed consolidated balance sheets:

	June 25, 2022	June 26, 2021

Cash	$130,856	$219,735
Short-term restricted cash	21,142	2,840
Long-term restricted cash	3,184	10,655
Total cash and restricted cash	$155,182	$233,230

Infinera Corporation
Supplemental Financial Information
(Unaudited)

	Q3'20	Q4'20	Q1'21	Q2'21	Q3'21	Q4'21	Q1'22	Q2'22
GAAP Revenue $(Mil)	$340.2	$353.5	$330.9	$338.2	$355.8	$400.3	$338.9	$358.0
GAAP Gross Margin %	31.8%	35.7%	35.4%	35.6%	33.2%	35.6%	32.9%	30.5%
Non-GAAP Gross Margin %(1)	35.2%	37.6%	37.6%	37.7%	38.0%	37.2%	36.2%	36.1%
GAAP Revenue Composition:
Domestic %	49%	36%	48%	52%	46%	42%	50%	51%
International %	51%	64%	52%	48%	54%	58%	50%	49%
Customers >10% of Revenue	1	—	1	—	—	—	—	1
Cash Related Information:
Cash from Operations $(Mil)	$(36.4)	$52.2	$18.6	$21.3	$(13.2)	$1.4	$15.8	$(72.4)
Capital Expenditures $(Mil)	$8.1	$11.9	$11.7	$14.1	$6.5	$9.1	$16.1	$10.6
Depreciation & Amortization $(Mil)	$22.9	$25.9	$20.5	$18.8	$20.9	$23.4	$21.6	$21.1
DSOs	78	82	76	76	70	82	74	77
Inventory Metrics:
Raw Materials $(Mil)	$39.3	$34.7	$31.8	$33.3	$37.4	$39.4	$41.2	$50.4
Work in Process $(Mil)	$51.6	$55.8	$55.5	$55.1	$54.4	$53.9	$55.4	$58.9
Finished Goods $(Mil)	$185.0	$178.8	$175.5	$185.6	$197.8	$198.1	$195.1	$200.3
Total Inventory $(Mil)	$275.9	$269.3	$262.8	$274.0	$289.6	$291.4	$291.7	$309.6
Inventory Turns(2)	3.2	3.3	3.1	3.1	3.1	3.5	3.0	3.0
Worldwide Headcount	3,074	3,050	3,041	3,108	3,205	3,225	3,206	3,186
Weighted Average Shares Outstanding (in thousands):
Basic	189,589	195,655	202,638	206,780	209,183	210,908	212,182	215,509
Diluted	195,868	203,259	217,970	219,459	219,262	218,009	287,588	285,968
(1)Non-GAAP adjustments include acquisition-related deferred revenue, stock-based compensation expenses, amortization of acquired intangible assets, restructuring and other related costs and inventory related charges. For a description of this non-GAAP financial measure, please see the section titled, “GAAP to Non-GAAP Reconciliations” of this press release for a reconciliation to the most directly comparable GAAP financial measures. For reconciliations of prior periods that are not otherwise provided herein, see the prior period earnings releases available on our Investor Relations webpage.
(2)Infinera calculates non-GAAP inventory turns as annualized non-GAAP cost of revenue, which is calculated as GAAP cost of revenue less the adjustments for acquisition-related deferred revenue, stock-based compensation expense, amortization of acquired intangible assets, restructuring and other related costs and inventory related charges, as illustrated in the reconciliation of gross profit above, divided by the average inventory for the quarter.

Infinera Corporation
GAAP to Non-GAAP Reconciliation of Financial Outlook
(In millions, except percentages)
(Unaudited)

The following amounts represent the midpoint of the expected range:

Q3'22
Outlook
Reconciliation of Gross Margin:
GAAP	36.0%
Stock-based compensation expense	0.5%
Amortization of acquired intangible assets	1.5%
Non-GAAP	38.0%

Reconciliation of Operating Expenses:
GAAP	$151.0
Stock-based compensation expense	(14.0)
Amortization of acquired intangible assets	(3.9)
Restructuring and other related costs	(0.1)
Non-GAAP	$133.0

Reconciliation of Operating Margin:
GAAP	(4.0)%
Stock-based compensation expense	4.3%
Amortization of acquired intangible assets	2.6%
Restructuring and other related costs	0.1%
Non-GAAP	3.0%